Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Gladstone Capital Corporation of our report dated November 15, 2021 relating to the financial statements, financial statement schedule, and senior securities table, which appears in Gladstone Capital Corporation’s Annual Report on Form 10-K for the year ended September 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Washington, DC

February 23, 2022